As filed with the Securities and Exchange Commission on April 18, 2011
Registration No. 333-130911
Registration No. 333-125053
Registration No. 333-120289
Registration No. 333-119672
Registration No. 333-115111
Registration No. 333-111879
Registration No. 333-108899
Registration No. 333-106219
Registration No. 333-46106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 3 to Form S-3 Registration No. 333-130911
Post-Effective Amendment No. 2 to Form S-3 Registration No. 333-125053
Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-120289
Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-119672
Post-Effective Amendment No. 3 to Form S-3 Registration No. 333-115111
Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-111879
Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-108899
Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-106219
Post-Effective Amendment No. 3 to Form S-3 Registration No. 333-46106
Under
THE SECURITIES ACT OF 1933
NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)
British Columbia
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification No.)
120 Prosperous Place, Suite 201
Lexington, KY 40509-1844
(859) 263-3948
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gary C. Evans
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, TX
(832) 369-6986
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
David E. Morrison, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
     NGAS Resources, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-3 to withdraw any and all shares of common stock, no par value per share, of the Company (“Common Stock”), originally registered under the Registration Statements on Form S-3 (File Nos. 333-130911, 333-125053, 333-120289, 333-119672, 333-115111, 333-111879, 333-108899, 333-106219, and 333-46106) (collectively, the “Registration Statements”) and which have not been sold under the Registration Statements. The Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with undertakings made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. Previously, on April 13, 2011, the NASDAQ Stock Market filed a Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 18, 2011.

NGAS RESOURCES, INC.
By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities indicated on April [•], 2011 signed this Amendment to the Registration Statement.

Signature	Title	Date

/s/ Gary C. Evans Gary C. Evans	Chief Executive Officer, Director (Principal Executive Officer)	April 18, 2011

/s/ Ronald D. Ormand Ronald D. Ormand	Chief Financial Officer, Director (Principal Financial and Accounting Officer)	April 18, 2011